[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com




                                 April 30, 2003


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                  Re:   NATIONAL VARIABLE LIFE INSURANCE ACCOUNT
                        ----------------------------------------
Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information Prospectus filed as part of Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 333-44723). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                              SUTHERLAND ASBILL & BRENNAN LLP



                              By:  _______________________________
                                   Stephen E. Roth